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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Wells Fargo & Company of our report dated February 9, 1999 relating to the consolidated financial statements of North County Bancorp which report is included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
December 16, 1999